UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

Commission File Number: 333-139482

Indie Growers Association

(Exact name of registrant as specified in its charter)

Nevada	98-0492900
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

311 Division St. Carson City, NV 89703

 (Address of principal executive offices)(Zip code)

888-648-0488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets

On July 2, 2014, Indie Growers Associations (“we” or the “Company”) filed a Current Report on Form 8-K announcing that on June 30, 2014 the Company had acquired 100% of the member units of River Ridge Sunshine Farms LLC (“RRSF”), a Washington state corporation, from RRSF’s sole Managing Member, Ricardo Esparza, in exchange for 62,000,000 of the Company’s common shares. The Share Exchange Agreement was filed as an exhibit to the Current Report on Form 8-K filed by the Company on July 2, 2014 and is incorporated by reference.

As a result of this transaction, RRSF became a wholly owned subsidiary of the Company.  This constitutes the purchase of a business and requires disclosure of audited financial statements of RRSF as well as pro forma financial information giving effect to the acquisition. Therefore, we are amending the Current Report on Form 8-K filed by the Company on July 2, 2014 to provide the required audited financial statements and pro forma financial information.

Item 9.01 - Financial Statements and Exhibits

(a)

Exhibit 99.1 – Audited financial statements of RRSF, the acquired business, from inception (April 6, 2014) through June 30, 2014

(b)

Exhibit 99.2 – Unaudited pro forma financial information giving effect to the acquisition of RRSF pursuant to the Share Exchange Agreement described under Item 2.01 above, including:

•

Unaudited pro forma consolidated balance sheet as of June 30, 2014;

•

Unaudited pro forma consolidated statement of operations for the three months ended June 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 31, 2015

INDIE GROWERS ASSOCIATION

/s/ Robert Coleridge

Robert Coleridge

President and Principal Financial Officer